Exhibit 99.14

SUPPORT AGREEMENT

This SUPPORT AGREEMENT, dated as of April 29, 2018 (this “Agreement”), is made by and among SoftBank Group Corp., a Japanese kabushiki kaisha (“SoftBank”), SoftBank Group Capital Limited, a private limited company incorporated in England and Wales (“SoftBank UK HoldCo”), Starburst I, Inc., a Delaware corporation and a wholly owned subsidiary of SoftBank (“Starburst”), Galaxy Investment Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of SoftBank (“Galaxy” and, together with Starburst, the “SoftBank Stockholder”), T-Mobile US, Inc., a Delaware corporation (“T-Mobile”) and Deutsche Telekom AG, an Aktiengesellschaft organized and existing under the Laws of the Federal Republic of Germany (“DT”).

W I T N E S E T H

WHEREAS, on April 29, 2018, T-Mobile, Huron Merger Sub LLC, a Delaware limited liability company (“Merger Company”), Superior Merger Sub Corporation, a Delaware corporation (“Merger Sub”), Sprint Corporation, a Delaware corporation (“Sprint”), and, for the limited purposes set forth therein, DT, Deutsche Telekom Holding B.V., a besloten vennootschap met beperkte aansprakelijkheidraies organized and existing under the laws of the Netherlands and SoftBank, entered into a Business Combination Agreement (the “Business Combination Agreement”), pursuant to which, among other things, the parties agreed to effect a business combination through the SoftBank US Mergers (as defined in the Business Combination Agreement) and the merger of Merger Sub with and into Sprint, with Sprint continuing as the surviving corporation and as a wholly owned Subsidiary of T-Mobile (the “Merger”), upon the terms and subject to the conditions set forth therein;

WHEREAS, SoftBank UK HoldCo is the Beneficial Owner of, and has the right to vote and consent with respect to, all of the issued and outstanding shares of common stock, par value $0.01 per share, of Starburst, and all of the issued and outstanding shares of common stock, par value $0.01 per share, of Galaxy (collectively, the “HoldCo Shares”);

WHEREAS, as of the date hereof, the SoftBank Stockholder is the Beneficial Owner of, and has the right to vote and consent with respect to, that number of shares of common stock, par value $0.01 per share, of Sprint (the “Sprint Common Stock”) set forth in Section 4.4 of this Agreement (such shares of Sprint Common Stock, together with all other shares of Sprint Common Stock with respect to which the SoftBank Stockholder or SoftBank or any other Controlled Affiliate of SoftBank acquires Beneficial Ownership after the date hereof and prior to the Expiration Time and together with all other securities issued to SoftBank or the SoftBank Stockholder in respect of such Sprint Common Stock or into which shares of such Sprint Common Stock may be converted or exchanged in connection with stock dividends or distributions, combinations or any similar recapitalizations on or after the date hereof, collectively, the “Shares”); and

WHEREAS, T-Mobile and DT desire that SoftBank and the SoftBank Stockholder agree, and SoftBank and the SoftBank Stockholder are willing to agree, on the terms and subject to the conditions set forth herein, not to Transfer (as defined below) any of the HoldCo Shares or Shares, and to vote or consent all of the HoldCo Shares and the Shares in a manner so as to facilitate the consummation of the SoftBank US Mergers, the Merger and the other transactions contemplated by the Business Combination Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions and Related Matters.

1.1 Definitions. This Agreement is the “SoftBank Support Agreement” as defined in the Business Combination Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement. As used in this Agreement, the following terms shall have the meanings indicated below:

“Affiliate” shall mean, with respect to any Person, a Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with such Person; provided that, for purposes of this Agreement, (i) none of T-Mobile, Sprint, DT or their respective Subsidiaries shall be deemed to be an Affiliate of SoftBank or the SoftBank Stockholder, and (ii) no SoftBank Vision Fund Person shall be deemed to be an Affiliate of SoftBank or the SoftBank Stockholder.

“Agreement” shall have the meaning set forth in the Preamble.

“Beneficially Own” shall mean, with respect to any securities, (a) having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act (or any successor statute or regulation), (b) having the right to become the Beneficial Owner of such securities (whether such right is exercisable immediately or only after the passage of time or the occurrence of conditions) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise, or (c) having an exercise or conversion privilege or a settlement payment or mechanism with respect to any option, warrant, convertible security, stock appreciation right, swap agreement or other security, contract right or derivative position, whether or not currently exercisable, at a price related to the value of the securities for which Beneficial Ownership is being determined or a value determined in whole or part with reference to, or derived in whole or in part from, the value of the securities for which Beneficial Ownership is being determined that increases in value as the value of the securities for which Beneficial Ownership is being determined increases or that provides to the holder an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of the securities for which Beneficial Ownership is being determined (excluding any interests, rights, options or other securities set forth in Rule 16a-1(c)(1)-(5) or (7) promulgated pursuant to the Exchange Act).

“Business Combination Agreement” shall have the meaning set forth in the Recitals.

“Control” shall mean the possession, direct or indirect, of the power to direct, or cause the direction of, the management and policies of a Person, whether through the ownership of voting securities, voting equity, limited liability company interests, general partner interests, or other voting interests, by contract or otherwise.

“DT” shall have the meaning set forth in the Preamble.

“Expiration Time” shall mean the earliest to occur of (a) the Effective Time and (b) the termination of the Business Combination Agreement in accordance with its terms.

“Form S-4” shall have the meaning set forth in Section 2.

“Galaxy RSUs” shall mean restricted stock units issued by Galaxy to be settled in cash or up to 711,627 Shares.

“HoldCo Shares” shall have the meaning set forth in the Recitals.

“Merger” shall have the meaning set forth in the Recitals.

“Merger Sub” shall have the meaning set forth in the Recitals.

“Organizational Documents” shall mean, with respect to any Person, such Person’s articles or certificate of association, incorporation, formation or organization, bylaws, limited liability company agreement, partnership agreement or other constituent document or documents, each in its currently effective form as amended from time to time.

“Person” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental entity or other entity of any kind or nature.

“Shares” shall have the meaning set forth in the Recitals.

“Subsidiary” shall mean, with respect to any Person, any entity, whether incorporated or unincorporated, of which (i) voting power to elect a majority of the board of directors, management committee or others performing similar functions with respect to such other Person is held by the first mentioned Person and/or by any one or more of its Subsidiaries, (ii) a general partnership interest is held by such first mentioned Person and/or by any one or more of its Subsidiaries (excluding partnerships where such first mentioned Person (A) does not Beneficially Own a majority of the general partnership interests or voting interests and (B) does not otherwise Control such entity, directly or indirectly, by contract, arrangement or otherwise), or (iii) at least 50% of the equity interests of such other Person is, directly or indirectly, owned or Controlled by such first mentioned Person and/or by any one or more of its Subsidiaries.

“SoftBank” shall have the meaning set forth in the Preamble.

“SoftBank Stockholder” shall have the meaning set forth in the Preamble.

“SoftBank UK HoldCo” shall have the meaning set forth in the Preamble.

“SoftBank US Mergers” shall have the meaning set forth in the Recitals.

“Softbank Vision Fund Person” shall mean SoftBank Vision Fund L.P., any Person Controlled by SoftBank Vision Fund L.P., and (A) any alternative investment vehicle or similar entity established in relation to SoftBank Vision Fund L.P., or (B) any successor fund to SoftBank Vision Fund L.P., that is, in each case (A) or (B), managed by a Controlled Affiliate of SoftBank, SB Investment Advisors (UK) Limited or SB Investment Advisors (US) Inc.

“SoftBank Warrant” shall mean the Warrant to Purchase Shares of Common Stock of Sprint, dated July 10, 2013, issued by Sprint to Starburst.

“Sprint” shall have the meaning set forth in the Recitals.

“Sprint Common Stock” shall have the meaning set forth in the Recitals.

“T-Mobile” shall have the meaning set forth in the Preamble.

“Transfer” shall mean, with respect to any HoldCo Share or Share, any direct or indirect sale, transfer, assignment, pledge, hypothecation, mortgage, license, gift, creation of a security interest in or lien on, placement in trust (voting or otherwise), encumbrance or other disposition of such HoldCo Share or Share, as applicable, to any Person, including those by way of any spin-off (such as through a dividend), hedging or derivative transactions, sale, transfer or assignment of a majority of the equity interest in, or sale, transfer or assignment of Control of, any Person holding such HoldCo Share or Share, as applicable, or otherwise; provided, however, that (i) the Transfer of equity interests in the SoftBank Stockholder to another Person Controlled by SoftBank shall not be deemed to be a Transfer, and (ii) any direct or indirect sale, transfer, assignment, pledge, hypothecation, mortgage, license, gift, creation of a security interest in or lien on, placement in trust (voting or otherwise), encumbrance or other disposition of any security issued by SoftBank, including by tender or exchange offer, merger, amalgamation, plan of arrangement or consolidation or any similar transaction, shall not be deemed to be a Transfer of any HoldCo Shares or Shares by SoftBank or the SoftBank Stockholder.

1.2 Other Definitional Provisions. Unless the express context otherwise requires: (i) the words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) the words “date hereof”, when used in this Agreement, shall refer to the date set forth in the Preamble; (iii) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa; (iv) the terms defined in the present tense have a comparable meaning when used in the past tense, and vice versa; (v) any references herein to a specific Section, Schedule, Annex or Exhibit shall refer, respectively, to Sections, Schedules, Annexes or Exhibits of this Agreement; (vi) wherever the word “include”, “includes”, or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (vii) references herein to any gender includes each other gender; and (viii) the word “or” shall not be exclusive.

2. Agreement to Consent and Approve.

2.1. The SoftBank Stockholder agrees that, from the date hereof until the Expiration Time, promptly (and in any event within two business days) following receipt by it of a registration statement on Form S-4 in connection with the issuance of the shares of T-Mobile

Common Stock in the Merger Transactions, in which a joint consent solicitation statement with respect to the solicitation of consents from the stockholders of Sprint and T-Mobile in connection with the Sprint Stockholder Approval and the T-Mobile Stockholder Approval, respectively, is included as a prospectus (the “Form S-4”), which Form S-4 has been declared effective under the Securities Act by the SEC, the SoftBank Stockholder shall execute and deliver a written consent approving the adoption of the Business Combination Agreement, substantially in the form attached hereto as Exhibit A, with respect to all of its Shares entitled to consent thereto. Any such written consent shall be given in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of recording the results of such consent. The SoftBank Stockholder shall not enter into any tender, voting or other agreement or arrangement with any Person prior to the Expiration Time, directly or indirectly, to vote, grant a proxy or power of attorney or give instructions with respect to the voting of the Shares in any manner that is inconsistent with this Agreement or otherwise take any other action with respect to the Shares that would in any way restrict, limit or interfere with the performance by the SoftBank Stockholder of its obligations hereunder or the transactions contemplated hereby, including the approval of the adoption of the Business Combination Agreement. The SoftBank Stockholder agrees that, from the date hereof until the Expiration Time, it shall vote or cause to be voted (including by written consent) all of its Shares against (a) any Sprint Alternative Transaction and (b) any other action, agreement or transaction involving Sprint that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Merger or the other transactions contemplated by the Business Combination Agreement. Any attempt by the SoftBank Stockholder to vote, or express consent or dissent with respect to (or otherwise to utilize the voting power of), its Shares in contravention of this Section 2 shall be null and void ab initio.

2.2. SoftBank UK HoldCo agrees that, from the date hereof until the Expiration Time, promptly (and in any event within two business days) following receipt by it of the Form S-4, which Form S-4 has been declared effective under the Securities Act by the SEC, SoftBank UK HoldCo shall execute and deliver a written consent approving the adoption of the Business Combination Agreement, substantially in the form attached hereto as Exhibit B, with respect to all of its HoldCo Shares entitled to consent thereto. Any such written consent shall be given in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of recording the results of such consent. SoftBank UK HoldCo shall not enter into any tender, voting or other agreement or arrangement with any Person prior to the Expiration Time, directly or indirectly, to vote, grant a proxy or power of attorney or give instructions with respect to the voting of the HoldCo Shares in any manner that is inconsistent with this Agreement or otherwise take any other action with respect to the HoldCo Shares that would in any way restrict, limit or interfere with the performance by SoftBank UK HoldCo of its obligations hereunder or the transactions contemplated hereby, including the approval of the adoption of the Business Combination Agreement. SoftBank UK HoldCo agrees that, from the date hereof until the Expiration Time, it shall vote or cause to be voted (including by written consent) all of its HoldCo Shares against (a) any Sprint Alternative Transaction and (b) any other action, agreement or transaction involving Sprint that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Merger or the other transactions contemplated by the Business Combination Agreement. Any attempt by SoftBank UK HoldCo to vote, or express consent or dissent with respect to (or otherwise to utilize the voting power of), its HoldCo Shares in contravention of this Section 2 shall be null and void ab initio.

3. Agreement Not to Transfer or Encumber. Each of SoftBank UK HoldCo and the SoftBank Stockholder hereby agrees that, from the date hereof until the Expiration Time, it shall not (a) Transfer any Shares or HoldCo Shares or (b) deposit any Shares or HoldCo Shares into a voting trust or enter into a voting agreement or arrangement with respect to any Shares or HoldCo Shares, as applicable, or grant a proxy or power of attorney with respect thereto (other than pursuant to this Agreement); provided that (i) Galaxy may Transfer up to 711,627 Shares to persons other than SoftBank or a Controlled Affiliate of SoftBank for the settlement of Galaxy RSUs and (ii) the SoftBank Stockholder may Transfer any Shares to any Controlled Affiliate of SoftBank subject to compliance with Section 9.11. Any Transfer or attempted Transfer of any Shares or HoldCo Shares in violation of this Section 3 shall be null and void ab initio.

4. Representations, Warranties and Covenants of SoftBank, SoftBank UK HoldCo and the SoftBank Stockholder. SoftBank, SoftBank UK HoldCo and the SoftBank Stockholder hereby represent and warrant to T-Mobile and DT as follows:

4.1 SoftBank is a Japanese kabushiki kaisha. SoftBank UK HoldCo is a private limited company incorporated in England and Wales. The SoftBank Stockholder is two Delaware corporations.

4.2 Each of SoftBank, SoftBank UK HoldCo and the SoftBank Stockholder has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by each of SoftBank, SoftBank UK HoldCo and the SoftBank Stockholder of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action of SoftBank, SoftBank UK HoldCo and the SoftBank Stockholder, as applicable. This Agreement has been duly executed and delivered by each of SoftBank, SoftBank UK HoldCo and the SoftBank Stockholder and, assuming the due authorization, execution and delivery of this Agreement by T-Mobile and DT, constitutes the legal, valid and binding obligation of SoftBank, SoftBank UK HoldCo and the SoftBank Stockholder, as applicable, enforceable against it in accordance with its terms, except as limited by the Enforceability Exceptions.

4.3 The execution and delivery of this Agreement by each of SoftBank, SoftBank UK HoldCo and the SoftBank Stockholder and the performance of its obligations hereunder will not constitute or result in (a) a breach or violation of, or a default under, the Organizational Documents of SoftBank, SoftBank UK HoldCo or the SoftBank Stockholder, (b) a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under, or the creation of a Lien on any of the assets of SoftBank, SoftBank UK HoldCo or the SoftBank Stockholder (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation binding upon SoftBank, SoftBank UK HoldCo or the SoftBank Stockholder, or (c) a conflict with, breach or violation of any Law applicable to SoftBank, SoftBank UK HoldCo or the SoftBank Stockholder or by which its properties are bound or affected, except, in the case of clause (b) or (c), for any breach, violation, termination, default, creation or acceleration that would not, individually or in the aggregate, reasonably be expected to impair the ability of SoftBank, SoftBank UK HoldCo or the SoftBank Stockholder to perform its obligations under this Agreement on a timely basis.

4.4 As of the date hereof, (a) the SoftBank Stockholder (i) Beneficially Owns 3,446,086,110 shares of Sprint Common Stock (which includes 54,579,924 shares of Sprint Common Stock issuable upon the exercise of the SoftBank Warrant) free and clear of any and all Liens, other than those created by this Agreement and under the Galaxy RSUs, and (ii) has sole voting power over and right to consent with respect to all of such shares of Sprint Common Stock and (b) SoftBank and its Controlled Affiliates do not Beneficially Own any shares of capital stock or other voting or equity securities or interests of Sprint, or any rights to purchase or acquire any such shares or other securities or interests, except for such shares of Sprint Common Stock. As of the date hereof, (a) SoftBank UK HoldCo (i) Beneficially Owns all of the HoldCo Shares free and clear of any and all Liens, other than those created by this Agreement, and (ii) has sole voting power over and right to consent with respect to all of such HoldCo Shares and (b) SoftBank UK HoldCo and its Controlled Affiliates do not Beneficially Own any shares of capital stock or other voting or equity securities or interests of the SoftBank Stockholder, or any rights to purchase or acquire any such shares or other securities or interests, except for such shares of HoldCo Shares.

4.5 Except as contemplated by this Agreement, neither SoftBank, SoftBank UK HoldCo nor the SoftBank Stockholder has entered into any tender, voting or other agreement or arrangement with respect to any Shares or any HoldCo Shares or entered into any other contract relating to the voting of any Shares or HoldCo Shares. Any and all proxies in respect of the Shares or the HoldCo Shares are revocable, and such proxies either have been revoked prior to the date hereof or are hereby revoked.

4.6 As of the date hereof, there is no Action pending or, to the knowledge of SoftBank, threatened against or affecting SoftBank, SoftBank UK HoldCo or the SoftBank Stockholder that, individually or in the aggregate, would reasonably be expected to impair the ability of SoftBank, SoftBank UK HoldCo or the SoftBank Stockholder to perform their obligations under this Agreement or to consummate the transactions contemplated by this Agreement on a timely basis.

4.7 Each of SoftBank, SoftBank UK HoldCo and the SoftBank Stockholder hereby (i) authorizes T-Mobile and Sprint to publish and disclose in any announcement or disclosure in connection with the transactions contemplated by the Business Combination Agreement, including the Consent Solicitation Statement and the Form S-4 and any other applicable filings under the Exchange Act or the Securities Act, their identity and ownership of the Shares and the HoldCo Shares and the nature of their obligations under this Agreement, and (ii) agrees that it shall promptly (A) furnish to T-Mobile and Sprint any information that T-Mobile or Sprint may reasonably request for the preparation of any such announcement or disclosure and (B) notify T-Mobile and Sprint of any required corrections with respect to any written information supplied by it specifically for use in any such announcement or disclosure, if and to the extent that any such information contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The parties hereto agree that Sprint is a third party beneficiary, and entitled to enforce the terms, of this Section 4.7.

5. Termination. Other than this Section 5 and Section 9, which shall survive any termination of this Agreement, this Agreement shall terminate and shall have no further force or effect immediately as of and following the Expiration Time. Notwithstanding the foregoing, nothing herein shall relieve any party hereto from liability for any breach of this Agreement that occurred prior to such termination.

6. Duties. SoftBank, SoftBank UK HoldCo and the SoftBank Stockholder are entering into this Agreement solely in their capacities as Beneficial Owners of the Shares and the HoldCo Shares, as applicable, and nothing in this Agreement shall apply to any Person serving in his or her capacity as a director or officer of Sprint.

7. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in T-Mobile or DT any direct or indirect ownership or incidence of ownership of or with respect to the Shares or the HoldCo Shares. All rights, ownership and economic benefits of and relating to the Shares and the HoldCo Shares shall remain vested in and belong to SoftBank, SoftBank UK HoldCo and the SoftBank Stockholder, as applicable, and neither T-Mobile nor DT shall have the authority to direct the SoftBank, SoftBank UK HoldCo or the SoftBank Stockholder in the voting or disposition of any Shares or the HoldCo Shares, except as otherwise expressly provided herein.

8. No Obligation to Exercise. No provision of this Agreement shall require SoftBank, or the SoftBank Stockholder to exercise any option, warrant, convertible security or other security or contract right convertible into shares of Sprint Common Stock, including but not limited to the SoftBank Warrant; provided, for the avoidance of doubt, that upon any such exercise, the shares of Sprint Common Stock acquired by SoftBank or the SoftBank Stockholder pursuant thereto shall be Shares for all purposes hereunder.

9. Miscellaneous.

9.1 Injunctive Relief. The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement in any court referred to in Section 9.5, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with any such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, or to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

9.2 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, legal representatives and permitted assigns. No party may directly or indirectly assign any of its rights or delegate any of its obligations under this Agreement, without the prior written consent of the other party; provided that, without the written consent of the other parties, SoftBank may assign any of its rights or obligations hereunder, in whole or in part, to any Person that will be a successor to or that will acquire Control of SoftBank, whether by merger, consolidation or sale of all or substantially all of its assets. Any purported direct or indirect assignment in violation of this Section 9.2 shall be null and void ab initio.

9.3 Amendments and Waivers. No amendment, modification or discharge of this Agreement, and no waiver hereunder, and no extension of time for the performance of any of the obligations hereunder, shall be valid or binding unless set forth in writing and duly executed by the parties. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of any party granting any waiver in any other respect or at any other time. The waiver by any party of a breach of, or a default under, any of the provisions hereof, or to exercise any right or privilege hereunder, shall not be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. Except as expressly provided in this Agreement, the rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

9.4 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or delivered by electronic mail (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i) if to SoftBank, SoftBank UK HoldCo or the SoftBank Stockholder, to:

SoftBank Group Corp.

Tokyo Shiodome Bldg.

1-9-1 Higashi-shimbashi

Minato-ku, Tokyo 105-7303

Japan

Attention:         Corporate Officer, Head of Legal Unit

Email:               sbgrp-legalnotice@g.softbank.co.jp

with a copy (which shall not constitute notice) to:

Morrison & Foerster LLP

425 Market Street

San Francisco, California 94105

Attention:               Robert S. Townsend

Brandon C. Parris

Email:                     RTownsend@mofo.com

BParris@mofo.com

(ii) if to DT, to:

Deutsche Telekom AG

Friedrich-Ebert-Allee 140

53113 Bonn

Germany

Attention:         General Counsel

Email:               Axel.luetzner@telekom.de

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention:             Adam O. Emmerich

David K. Lam

Email:                  AOEmmerich@wlrk.com

DKLam@wlrk.com

(iii) if to T-Mobile, to:

T-Mobile US, Inc.

12920 SE 38th Street

Bellevue, WA 98006

Attention:         Dave Miller

Email:               dave.miller@t-mobile.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention:             Adam O. Emmerich

David K. Lam

Email:                   AOEmmerich@wlrk.com

DKLam@wlrk.com

9.5 Governing Law; Jurisdiction; Forum; Waiver of Trial by Jury. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL

BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.5. In any action between the parties arising out of or relating to this Agreement, each of the parties (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware, (b) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court, and (c) agrees that it will not bring any such action in any court other than the Court of Chancery for the State of Delaware in and for New Castle County, Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the federal court of the United States of America sitting in the State of Delaware, and appellate courts thereof, or, if (and only if) each of such Court of Chancery for the State of Delaware and such federal court finds it lacks subject matter jurisdiction, any state court within the State of Delaware. Service of process, summons, notice or document to any party’s address and in the manner set forth in Section 9.4 shall be effective service of process for any such action. Each party hereto irrevocably designates C.T. Corporation as its agent and attorney-in-fact for the acceptance of service of process and making an appearance on its behalf in any such claim or proceeding and for the taking of all such acts as may be necessary or appropriate in order to confer jurisdiction over it before the aforementioned courts and each party hereto stipulates that such consent and appointment is irrevocable and coupled with an interest.

9.6 Interpretation. The headings herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

9.7 Entire Agreement; No Other Representations. This Agreement, the DT Support Agreement and the Business Combination Agreement constitute the entire agreement, and supersede all other prior and contemporaneous agreements, understandings, undertakings, arrangements, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof.

9.8 No Third-Party Beneficiaries. Except as provided in Section 4.7, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

9.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

9.10 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties.

9.11 Affiliated Entities. (A) To the extent that any Controlled Affiliate of SoftBank is a SoftBank Stockholder, SoftBank shall cause such Controlled Affiliate to comply with all obligations under this Agreement applicable to the SoftBank Stockholder, and (B) SoftBank shall cause SoftBank UK HoldCo to comply with all obligations under this Agreement applicable to SoftBank UK HoldCo, and in furtherance of the foregoing, (1) if any Controlled Affiliate of SoftBank becomes a Beneficial Owner of Shares on or after the date hereof, (i) SoftBank shall give each of T-Mobile and DT written notice thereof in advance of such Controlled Affiliate becoming a Beneficial Owner and (ii) such Controlled Affiliate shall, and SoftBank shall cause such Controlled Affiliate to, promptly (and in advance of such Controlled Affiliate becoming a Beneficial Owner, if reasonably practicable) execute a joinder to this Agreement substantially in the form of Annex I, and to execute any and all documents or instruments and take such other actions required, or otherwise reasonably requested by T-Mobile or DT, to ensure that such Controlled Affiliate is subject to the obligations under this Agreement applicable to the SoftBank Stockholder and that such Shares are subject to this Agreement (provided, that any failure to execute such documents or instruments or take such other actions shall not affect such obligations hereunder), and (2) if any Controlled Affiliate of SoftBank becomes a Beneficial Owner of HoldCo Shares on or after the date hereof, (i) SoftBank shall give each of T-Mobile and DT written notice thereof in advance of such Controlled Affiliate becoming a Beneficial Owner and (ii) such Controlled Affiliate shall, and SoftBank shall cause such Controlled Affiliate to, promptly (and in advance of such Controlled Affiliate becoming a Beneficial Owner, if reasonably practicable) execute a joinder to this Agreement substantially in the form of Annex II, and to execute any and all documents or instruments and take such other actions required, or otherwise reasonably requested by T-Mobile or DT, to ensure that such Controlled Affiliate is subject to the obligations under this Agreement applicable to SoftBank UK HoldCo and that such HoldCo Shares are subject to this Agreement (provided, that any failure to execute such documents or instruments or take such other actions shall not affect such obligations hereunder).

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

SOFTBANK GROUP CORP.

By:	/s/ Masayoshi Son
Name: Masayoshi Son
Title: Chairman & CEO

SOFTBANK GROUP CAPITAL LIMITED

By:	/s/ Alok Sama
Name: Alok Sama
Title: Director

GALAXY INVESTMENT HOLDINGS, INC.

By:	/s/ Ronald D. Fisher
Name: Ronald D. Fisher
Title: President

STARBURST I, INC.

By:	/s/ Ronald D. Fisher
Name: Ronald D. Fisher
Title: President

[Signature Page to Support Agreement]

DEUTSCHE TELEKOM AG

By:	/s/ Timotheus Hottges
Name: Timotheus Hottges
Title: Member of the Management Board, CEO

By:	/s/ Thomas Dannenfeldt
Name: Thomas Dannenfeldt
Title: Member of the Management Board

T-MOBILE US, INC.

By:	/s/ John Legere
Name: John Legere
Title: President and Chief Executive Officer

[Signature Page to Support Agreement]

Exhibit A

FORM OF WRITTEN CONSENT OF STOCKHOLDERS

IN LIEU OF A MEETING

[●], 201[●]

The undersigned, being the stockholders of Sprint Corporation, a Delaware corporation (the “Company”), holding a majority of the outstanding shares of common stock, par value $0.01 per share, of the Company (the “Stockholders”), acting by written consent in lieu of a special meeting, pursuant to the provisions of Section 228 of the General Corporation Law of the State of Delaware (“DGCL”) and Section 2.13 of the amended and restated bylaws of the Company, hereby consent in writing to the adoption without a meeting of the following resolutions and to the taking of each of the actions contemplated thereby as of the date first written above:

WHEREAS, the Board of Directors of the Company (the “Board”) and a committee of the Board consisting solely of independent directors of the Company have determined that it is advisable and fair to, and in the best interests of, the Company and all of its stockholders for the Company to enter into, and have authorized the execution and delivery of, a Business Combination Agreement (the “Business Combination Agreement”), dated April 29, 2018, by and among T-Mobile US, Inc., a Delaware corporation (“T-Mobile”), Huron Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of T-Mobile (“Merger Company”), Superior Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Merger Company (“Merger Sub”), the Company, Starburst I, Inc., a Delaware corporation, Galaxy Investment Holdings, Inc., a Delaware corporation, and for the limited purposes of the covenants and representations and warranties set forth therein that are expressly obligations of such persons, Deutsche Telekom AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany (“DT”), Deutsche Telekom Holding B.V., a besloten vennootschap met beperkte aansprakelijkheidraies organized and existing under the laws of the Netherlands and SoftBank Group Corp., a Japanese kabushiki kaisha (“SoftBank”);

WHEREAS, the Business Combination Agreement provides for, among other things, the merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Merger Company, with each share of common stock, par value $0.01 per share, of the Company (other than certain treasury and other similar internally held shares) converting into the right to receive 0.10256 validly issued, fully paid and nonassessable shares of common stock, par value $0.00001 per share, of T-Mobile; and

WHEREAS, in accordance with the resolutions of the Board approving the Business Combination Agreement, the Company has executed and delivered the Business Combination Agreement and submitted the Business Combination Agreement and the Merger to the stockholders of the Company for their adoption and approval.

Approval of Business Combination Agreement

NOW, THEREFORE, BE IT RESOLVED, that the Business Combination Agreement and the transactions contemplated thereby, including the Merger, be, and they hereby are, adopted, ratified, approved and authorized in all respects by the Stockholders, and that the Company be, and hereby is, authorized, directed and empowered to (i) perform its obligations under the Business Combination Agreement and (ii) enter into and perform its obligations under each other agreement, instrument or certificate required or permitted to be entered into by the Company under the terms of the Business Combination Agreement, including without limitation, certificates of merger in such form as required by the DGCL;

FURTHER RESOLVED, that any of the officers of the Company be, and each hereby is, authorized, directed and empowered, acting on behalf of the Company, to execute and deliver any certificates, documents, agreements and instruments that any officer or officers executing such documents may, in the exercise of such officer’s or officers’ discretion, deem appropriate, advisable and in the best interests of the Company pursuant to the foregoing resolution, together with such amendments and modifications thereof as shall be made therein with the approval of such officer or officers, the execution of which shall be conclusive evidence of such approval;

FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and directed, on behalf and in the name of the Company, to cause to be prepared, executed and filed with the appropriate foreign, federal, state or local governmental authorities or instrumentalities such registrations, declarations or other filings as any such officer may deem necessary or desirable or as may be required by such governmental authorities or instrumentalities in connection with the transactions contemplated by the Business Combination Agreement;

FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and directed, on behalf and in the name of the Company, to do or cause to be done any and all such further acts and things and to execute and deliver any and all such additional agreements, certificates, documents and instruments as any such officer may deem necessary or appropriate in connection with the transactions contemplated by the Business Combination Agreement;

FURTHER RESOLVED, that the Board be, and hereby is, authorized and empowered to amend the Business Combination Agreement and take any other action with respect to the Business Combination Agreement permitted under Section 251(d) of the DGCL, as the Board may, in the exercise of its discretion, deem advisable, appropriate and in the best interests of the Company and its stockholders; and

FURTHER RESOLVED, that any and all acts heretofore done, and any and all documents, instruments and certificates heretofore executed and delivered, in the name and on behalf of the Company, in connection with the transactions contemplated by the Business Combination Agreement are hereby ratified and approved in all respects.

A-2

The undersigned hereby waives compliance with any and all notice requirements imposed by the DGCL or other applicable law. This consent may be executed in counterparts and all so executed shall constitute one consent, notwithstanding that all such signatories are not signatories to the original or the same counterparty.

When executed by the Stockholders, this Consent shall be delivered to the Company in accordance with Section 2 of the Support Agreement, dated as of April 29, 2018, by and among SoftBank, SoftBank UK HoldCo, the Stockholders, T-Mobile and DT.

[Signature Page Follows]

A-3

IN WITNESS WHEREOF, the Stockholders have executed this written consent as of the date first written above.

STARBURST I, INC.

By:
Name:
Title:

GALAXY INVESTMENT HOLDINGS, INC.

By:
Name:
Title:

Exhibit B

FORM OF WRITTEN CONSENT OF SOLE STOCKHOLDER

IN LIEU OF A MEETING

[●], 201[●]

The undersigned, being the sole stockholder of [Galaxy Investment Holdings, Inc.][Starburst I, Inc.], a Delaware corporation (the “Company”), holding all of the outstanding shares of common stock, par value $0.01 per share, of the Company (the “Stockholder”), acting by written consent in lieu of a special meeting, pursuant to the provisions of Section 228 of the General Corporation Law of the State of Delaware (“DGCL”), hereby consents in writing to the adoption without a meeting of the following resolutions and to the taking of each of the actions contemplated thereby as of the date first written above:

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is advisable and fair to, and in the best interests of, the Company and its stockholders for the Company to enter into, and have authorized the execution and delivery of, a Business Combination Agreement (the “Business Combination Agreement”), dated April 29, 2018, by and among T-Mobile US, Inc., a Delaware corporation (“T-Mobile”), Huron Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of T-Mobile (“Merger Company”), Superior Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Merger Company (“Merger Sub”), Sprint Corporation, a Delaware corporation (“Sprint”), the Company, [Starburst][Galaxy], a Delaware corporation, and for the limited purposes of the covenants and representations and warranties set forth therein that are expressly obligations of such persons, Deutsche Telekom AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany (“DT”), Deutsche Telekom Holding B.V., a besloten vennootschap met beperkte aansprakelijkheidraies organized and existing under the laws of the Netherlands and SoftBank Group Corp., a Japanese kabushiki kaisha (“SoftBank”);

WHEREAS, the Business Combination Agreement provides for, among other things, the merger of the Company and [Galaxy][Starburst] with and into Merger Company (the “SoftBank US Merger”), with Merger Company continuing as the surviving entity and a wholly owned subsidiary of T-Mobile, with all the issued and outstanding shares of common stock of the Company, $0.01 par value, and all the issued and outstanding shares of common stock of [Galaxy][Starburst], $0.01 par value, held by the Stockholder to be converted into the right to receive an aggregate number of shares of common stock of T-Mobile, par value $0.00001 per share equal to the product of (x) 0.10256 and (y) the aggregate number of shares of common stock of Sprint, par value $0.01, held by the Company and [Galaxy][Starburst] immediately prior to the effective time of the SoftBank US Merger; and

WHEREAS, in accordance with the resolutions of the Board approving the Business Combination Agreement, the Company has executed and delivered the Business Combination Agreement and submitted the Business Combination Agreement and the SoftBank US Merger to the Stockholder for its adoption and approval.

Approval of Business Combination Agreement

NOW, THEREFORE, BE IT RESOLVED, that the Business Combination Agreement and the transactions contemplated thereby, including the SoftBank US Merger, be, and they hereby are, adopted, ratified, approved and authorized in all respects by the Stockholder, and that the Company be, and hereby is, authorized, directed and empowered to (i) perform its obligations under the Business Combination Agreement and (ii) enter into and perform its obligations under each other agreement, instrument or certificate required or permitted to be entered into by the Company under the terms of the Business Combination Agreement, including without limitation, certificates of merger in such form as required by the DGCL;

FURTHER RESOLVED, that any of the officers of the Company be, and each hereby is, authorized, directed and empowered, acting on behalf of the Company, to execute and deliver any certificates, documents, agreements and instruments that any officer or officers executing such documents may, in the exercise of such officer’s or officers’ discretion, deem appropriate, advisable and in the best interests of the Company pursuant to the foregoing resolution, together with such amendments and modifications thereof as shall be made therein with the approval of such officer or officers, the execution of which shall be conclusive evidence of such approval;

FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and directed, on behalf and in the name of the Company, to cause to be prepared, executed and filed with the appropriate foreign, federal, state or local governmental authorities or instrumentalities such registrations, declarations or other filings as any such officer may deem necessary or desirable or as may be required by such governmental authorities or instrumentalities in connection with the transactions contemplated by the Business Combination Agreement;

FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and directed, on behalf and in the name of the Company, to do or cause to be done any and all such further acts and things and to execute and deliver any and all such additional agreements, certificates, documents and instruments as any such officer may deem necessary or appropriate in connection with the transactions contemplated by the Business Combination Agreement;

FURTHER RESOLVED, that the Board be, and hereby is, authorized and empowered to amend the Business Combination Agreement and take any other action with respect to the Business Combination Agreement permitted under Section 264 of the DGCL, as the Board may, in the exercise of its discretion, deem advisable, appropriate and in the best interests of the Company and its stockholders; and

FURTHER RESOLVED, that any and all acts heretofore done, and any and all documents, instruments and certificates heretofore executed and delivered, in the name and on behalf of the Company, in connection with the transactions contemplated by the Business Combination Agreement are hereby ratified and approved in all respects.

The undersigned hereby waives compliance with any and all notice requirements imposed by the DGCL or other applicable law. This consent may be executed in counterparts and all so executed shall constitute one consent, notwithstanding that all such signatories are not signatories to the original or the same counterparty.

When executed by the Stockholder, this Consent shall be delivered to the Company in accordance with Section 2 of the Support Agreement, dated as of April 29, 2018, by and among SoftBank Group Corp., the Stockholder, the Company, [Galaxy][Starburst], T-Mobile and DT.

[Signature Page Follows]

IN WITNESS WHEREOF, the Stockholder has executed this written consent as of the date first written above.

SOFTBANK GROUP CAPITAL LIMITED

By:
Name:
Title:

Annex I

Form of Joinder

The undersigned is executing and delivering this joinder agreement (this “Joinder”) pursuant to that certain Support Agreement, dated as of April 29, 2018 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “SoftBank Support Agreement”) by and among SoftBank Group Corp., a Japanese kabushiki kaishha (“SoftBank”), SoftBank Group Capital Limited, a private limited company incorporated in England and Wales and a wholly owned subsidiary of SoftBank (“SoftBank UK HoldCo”), Starburst I, Inc., a Delaware corporation and a wholly owned subsidiary of SoftBank Group Corp. (“Starburst”), Galaxy Investment Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of SoftBank (“Galaxy” and, together with Starburst, the “SoftBank Stockholder”), T-Mobile US, Inc., a Delaware corporation (“T-Mobile”), and Deutsche Telekom AG, an Aktiengesellschaft organized and existing under the Laws of the Federal Republic of Germany (“DT”). Capitalized terms used but not defined in this Joinder shall have the respective meanings ascribed to such terms in the SoftBank Support Agreement.

By executing and delivering this Joinder to the SoftBank Support Agreement, the undersigned hereby adopts and approves the SoftBank Support Agreement and agrees, effective commencing on the date hereof and as a condition to the undersigned becoming a Beneficial Owner of Shares, to become a party to, and to be bound by and comply with the provisions of, the SoftBank Support Agreement applicable to the SoftBank Stockholder in the same manner as if the undersigned were an original signatory to the SoftBank Support Agreement.

The undersigned hereby represents and warrants that it is a Controlled Affiliate of SoftBank.

Section 9 of the SoftBank Support Agreement is hereby incorporated herein by reference, mutatis mutandis.

[Remainder of page intentionally left blank]

Accordingly, the undersigned has executed and delivered this Joinder as of the          day of                                                          ,                         .

[TRANSFEREE]

By:
Name:
Title:

Notice Information
Address: Telephone: Email:

Annex II

Form of Joinder

The undersigned is executing and delivering this joinder agreement (this “Joinder”) pursuant to that certain Support Agreement, dated as of April 29, 2018 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “SoftBank Support Agreement”) by and among SoftBank Group Corp., a Japanese kabushiki kaishha (“SoftBank”), SoftBank Group Capital Limited, a private limited company incorporated in England and Wales and a wholly owned subsidiary of SoftBank (“SoftBank UK HoldCo”), Starburst I, Inc., a Delaware corporation and a wholly owned subsidiary of SoftBank (“Starburst”), Galaxy Investment Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of SoftBank (“Galaxy” and, together with Starburst, the “SoftBank Stockholder”), T-Mobile US, Inc., a Delaware corporation (“T-Mobile”), and Deutsche Telekom AG, an Aktiengesellschaft organized and existing under the Laws of the Federal Republic of Germany (“DT”). Capitalized terms used but not defined in this Joinder shall have the respective meanings ascribed to such terms in the SoftBank Support Agreement.

By executing and delivering this Joinder to the SoftBank Support Agreement, the undersigned hereby adopts and approves the SoftBank Support Agreement and agrees, effective commencing on the date hereof and as a condition to the undersigned becoming a Beneficial Owner of HoldCo Shares, to become a party to, and to be bound by and comply with the provisions of, the SoftBank Support Agreement applicable to SoftBank UK HoldCo in the same manner as if the undersigned were an original signatory to the SoftBank Support Agreement.

The undersigned hereby represents and warrants that it is a Controlled Affiliate of SoftBank.

Section 9 of the SoftBank Support Agreement is hereby incorporated herein by reference, mutatis mutandis.

[Remainder of page intentionally left blank]

Accordingly, the undersigned has executed and delivered this Joinder as of the          day of                                                              ,                     .

[TRANSFEREE]

By:
Name:
Title:

Notice Information

Address:

Telephone:

Email: